UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 8, 2004

Digimarc Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-28317	94-3342784
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9405 SW Gemini Drive, Beaverton, Oregon		97008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (503) 469-4800

19801 SW 72nd Avenue, Suite 250, Tualatin, Oregon 97062
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On November 8, 2004, Digimarc Corporation (the “Company”) announced via press release that the filing of its Form 10-Q for the quarter ended September 30, 2004 will be delayed beyond the Securities and Exchange Commission’s filing deadline of November 9, 2004 in order to provide additional time for the Company and its independent auditors to finalize a review of accounting for software development and project costs at its Digimarc ID Systems business unit and that the Company anticipates that its accounting errors will require a restatement of certain prior period financial statements for 2003 and 2004, but the Company has not yet reached a conclusion as to whether the impact on quarterly periods within 2002 will warrant a restatement.  The full text of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Digimarc Corporation, dated November 8, 2004, regarding the delayed filing of its Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGIMARC CORPORATION

Dated: November 8, 2004	By:	/s/ Michael McConnell
Michael McConnell
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued by Digimarc Corporation, dated November 8, 2004, regarding the delayed filing of its Form 10-Q.